Exhibit 99.1

Notification of Transactions by Persons Discharging Managerial

Responsibilities and Persons Closely Associated with them

[This form is required for disclosure of transactions under Article 19 of Regulation (EU) No 596/2014 of the

European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)]

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Richard Fearon

2	Reason for the notification

a)	Position/status	Director, CRH plc

b)	Initial Notification Amendment	Initial notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	CRH plc

b)	LEI	549300MIDJNNTH068E74

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of €0.32 each [ISIN: IE0001827041]

b)	Nature of the transaction	1. & 2. Purchase of Shares

c)	Price(s) and volume(s)		Price(s)	Volume(s)

		1.	US$83.65	10,000

		2.	US$81.51	20,000

d)	Aggregated information — Aggregated volume — Price	n/a

e)	Date of the transaction	1. 1st March 2024 2. 4th March 2024

f)	Place of the transaction	New York

g)	Additional Information	n/a

1